Exhibit 99.1

News Release	Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309

Tel: 404 853 1400 Fax: 404 853 1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Announces Additional Stock Repurchase Program

ATLANTA, August 14, 2007 (BUSINESS WIRE) — Acuity Brands, Inc. (NYSE: AYI) today announced that the Company has been authorized to repurchase an additional 2,000,000 shares, or almost 5%, of the Company’s outstanding common stock. Also, at the end of the previous fiscal quarter, the Company had continuing authorization to buyback 368,300 shares of the Company’s stock under the repurchase program announced in June of 2006. Under the share repurchase programs, the Company expects to acquire shares primarily through open market transactions, subject to market conditions and other factors. The Company may enter into Rule 10b5-1 plans to facilitate open market repurchases under the programs. A Rule 10b5-1 plan would generally permit the Company to repurchase shares at times when it might otherwise be prevented from doing so under certain securities laws provided the plan is adopted when the Company is not in possession of material non-public information. Shares repurchased under the programs may be retired or used for general corporate purposes, which may include the Company’s share-based compensation and employee benefit plans.

Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, said, “This additional share repurchase program is a reflection of our confidence in the Company’s future and its ability to continue to generate strong cash flow from operations. We believe that repurchasing our shares represents a wise use of our cash flow, especially during periods of high stock price volatility, and also allows us to offset dilution resulting from our stock-based compensation and benefit programs. Additionally, we believe that the repurchase program supports Acuity Brands’ objective to maximize long-term stockholder value, while continuing to fund investments to better serve our customers, to grow our businesses, and to improve our operating and financial performance.”

Acuity Brands, Inc., with fiscal year 2006 net sales of approximately $2.4 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and includes brands such as Lithonia Lighting®,

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Holophane®, Peerless®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics®, Antique Street Lamps™, and Mark Architectural Lighting®. Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep®, Zep Commercial®, Enforcer®, and Selig™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,000 people and has operations throughout North America and in Europe and Asia.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements regarding the Company’s expectations to repurchase shares in open market transactions. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company’s operations, tax rate, markets, products, services, and prices, among others. Please see the other risk factors more fully described in the Company’s SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 10, 2007.